EXHIBIT 4.2



                                                  Identification No. ___________



NONE OF THE SECURITIES TO WHICH THIS UNIT SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS

                           UNIT SUBSCRIPTION AGREEMENT

                                ASPI EUROPE, INC.


     The undersigned purchaser (the "Purchaser") hereby irrevocably subscribes for and agrees to purchase the number of Units (the "Units") indicated on the signature page hereto in consideration of the aggregate purchase price (the "Purchase Price") to be transferred to ASPi Europe, Inc., a Delaware corporation (the "Company"), upon the closing of the transaction contemplated hereby (the "Transaction"). Each Unit consists of two (2) shares of the company's common stock (the "Shares"), one (1) warrant to purchase a share of the Company's common stock at an exercise price of $1.50 and one (1) warrant to purchase common stock at an exercise price of $2.00. Each Unit will be issued at $2.00 per unit (collectively, the "Warrants"). The minimum subscription is US$100,000, unless otherwise agreed to by the Company.

     The execution by the Purchaser of this Subscription Agreement (the "Subscription Agreement") will constitute an offer by the Purchaser to the Company to subscribe for the Units. The Company's acceptance of such offer, as evidenced by the signature of its authorized officer below, will constitute an agreement between the Purchaser and the Company for the Purchaser to purchase from the Company, and for the Company to issue and sell to the Purchaser, the Units upon the terms and conditions contained herein.

     In  connection  with  such  subscription,   the  Purchaser  hereby  agrees,
represents and warrants as follows:

1.   Agreement to Purchase; Number of Units.

     The Purchaser hereby subscribes for and agrees to purchase the number of Units set forth on the signature page hereto. Simultaneously with the execution of this Subscription Agreement, the Purchaser shall pay to the Company the Purchase Price by certified or cashier's check payable to "ASPi Europe, Inc." or by wire transfer which shall be applied to payment for the Units subscribed for herein.

     The Company may accept or reject any subscription in whole or in part or may elect to allot to any prospective investor less than the number of Units applied for by such investor.

2.   Closing; Delivery of Shares and Warrants.

     This offering of securities will terminate on the earlier of (i) June 15, 2001, unless the closing date is extended in the sole discretion of the Company for a period of up to 90 days, or (ii) the date on which the maximum number of Units being offered hereby is fully subscribed (the "Closing"). The Company shall hold such subscribed amounts in a separate account of the Company, and its use shall be contingent upon the completion of the proposed acquisition of Growth Experts Group Inc. ("GrowthExperts"). In the event the acquisition of GrowthExperts is not completed, the Company shall promptly return to each investor his, her or its respective subscription amounts, without interest.

     Pursuant to the letter of intent between the Company and GrowthExperts, the Company must raise a minimum of $1,500,000 in gross proceeds from this offering before the proposed acquisition may be completed. After the proposed acquisition of GrowthExperts is completed, the Company reserves the right to close on any subscriptions received thereafter as funds and executed documentation are received by the Company, without providing notice to the subscriber. Subscribers will thereafter be advised of the acceptance of their subscriptions.

     After the Closing, the Company shall deliver to each Purchaser a certificate (or certificates, if requested in writing by the Purchaser prior to such Closing) representing the number of Shares purchased, registered in the name of the Purchaser and executed copies of the warrants, in the forms attached hereto as Exhibits A and B. The Company and the Purchaser also hereby agree to execute and deliver at the Closing such other documents as may be necessary or appropriate to complete such Closing.

3.   Purchase Entirely for Own Account.

     The Purchaser represents and warrants that he, she or it is purchasing the Units solely for the Purchaser's own account for investment and not with a view to or for sale or distribution of the Units, the Shares (including the shares issuable upon exercise of the Warrants) or the Warrants or any portion thereof and without any present intention of selling, offering to sell or otherwise disposing of or distributing the Units, the Shares (including the shares issuable upon exercise of the Warrants) or the Warrants or any portion thereof in any transaction other than a transaction complying with the registration requirements of the Securities Act of 1933, as amended ("Securities Act"), and applicable state securities or "Blue Sky" laws, or pursuant to an exemption therefrom.

4.   British Columbia Representations and Warranties

     The Purchaser acknowledges and agrees that the Purchaser is purchasing the Units pursuant to the exemptions from the prospectus requirements of applicable securities legislation and as a consequence:

     (a) the Purchaser is restricted from using most of the civil remedies available under applicable securities legislation,

     (b)  the  Purchaser  may not receive  information  that would  otherwise be
          required   to  be  provided   to  him  under   applicable   securities
          legislation, and

     (c) the Company is relieved from certain obligations that would otherwise apply under applicable securities legislation;

The Purchaser additionally represents, warrants and covenants to the Company (which representations, warranties and covenants shall survive Closing):

     (a) the Subscriber is purchasing as principal for its own account, and not for the benefit of any other person or company, a sufficient number of Units such that the aggregate acquisition cost to the Purchaser is not less than Cdn $97,000;

     (b) if the Purchaser is not an individual or a corporation, each member of the partnership, syndicate or other unincorporated organization which is the purchaser, or each beneficiary of the trust which is the purchaser, as the case may be, is an individual who has an aggregate acquisition cost for the Units of not less than Cdn $97,000;

     (c) neither the Purchaser nor any party on whose behalf the Purchaser is acting has been created, established, formed or incorporated solely, or is used primarily, to acquire securities or to permit the purchase of the Units without a prospectus in reliance on an exemption from the prospectus requirements of applicable securities legislation; and

     (d) if the Purchaser is purchasing pursuant to the exemption from prospectus requirements available under subsection 74(2)(4) of the BC Act and is not purchasing for its own account:

          (i)  the Purchaser is:

               A. a trust company or an insurer which has received a business authorization under the Financial Institutions Act (British Columbia) or is a trust company or an insurer authorized under the laws of another province or territory of Canada to carry on such business in such province or territory, and the Purchaser is purchasing the Units as an agent or trustee for accounts that are fully managed by the Purchaser; or

               B. an advisor who manages the investment portfolios of clients through discretionary authority granted by one or more clients and the Purchaser is:

                    I. registered as an advisor under the BC Act or the laws of another province or territory of Canada or the Purchaser is exempt from such registration and the Purchaser is purchasing the Units as an agent for accounts that are fully managed by the Purchaser; or

                    II. carrying on the business of an advisor outside of Canada in which case:

                         a. it was not created solely or primarily for the purpose of purchasing Units of the Company;

                         b.   the total asset value of the investment
                              portfolios it manages on behalf of clients is not less than $20,000,0000; or

                         c. it does not believe and has no reasonable grounds to believe that any resident of British Columbia or any directors, senior officers or other insiders of the Company or any persons carrying on investor relations activities for the Company has a beneficial interest in any of the managed accounts for which it is purchasing, and

          (ii) the aggregate acquisition cost for the Units in not less than Cdn $97,000.

5.   Information Concerning the Company.

     The Purchaser acknowledges that he, she or it has received all such information as the Purchaser deems necessary and appropriate to enable him, her or it to evaluate the financial risk inherent in making an investment in the Units, including but not limited to the Company's Offering Memorandum, the Company's Form 10-K filed with the United States Securities and Exchange Commission dated March 1, 2001, GrowthExperts' Confidential Business Plan prepared by GrowthExperts and other the documents and materials included therewith, which includes a description of the risks inherent in an investment in the Company (the "Disclosure Documents"). The Purchaser further acknowledges that the Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

6.   Economic Risk and Suitability.

     The Purchaser represents and warrants as follows:

     (a) The Purchaser realizes that the Purchaser's purchase of the Units involves a high degree of risk and will be a speculative investment, and that he, she or it is able, without impairing the Purchaser's financial condition, to hold the Units for an indefinite period of time.

     (b) The Purchaser recognizes that there is no assurance of future profitable operations and that investment in the Company involves substantial risks, and that the Purchaser has taken full cognizance of and understands all of the risks factors related to the purchase of the Units.

     (c) The Purchaser has carefully considered and has, to the extent the Purchaser believes such discussion necessary, discussed with the Purchaser's professional legal, tax and financial advisors the suitability of an investment in the Company for the particular tax and financial situation of the Purchaser and that the Purchaser and/or the Purchaser's advisors have determined that the Units are a suitable investment for the Purchaser.

     (d) The financial condition and investment of the Purchaser are such that he, she or it is in a financial position to hold the Units for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, the Purchase Price.

     (e) The Purchaser alone, or with the assistance of professional advisors, has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the Purchaser's purchase of the Units.

     (f) The Purchaser has carefully read the Disclosure Documents and the Company has made available to the Purchaser or the Purchaser's advisors all information and documents requested by the Purchaser relating to investment in the Units, and has provided answers to the Purchaser's satisfaction to all of the Purchaser's questions concerning the Company and the offering.

     (g) The Purchaser has relied solely upon the Disclosure Documents, advice of his or her representatives, if any, and independent investigations made by the Purchaser and/or his or her purchaser representatives, if any, in making the decision to purchase the Units subscribed for herein and acknowledges that no representations or agreements other than those set forth in the Disclosure Documents have been made to the Purchaser in respect thereto.

     (h) All information which the Purchaser has provided concerning the Purchaser himself, herself or itself is correct and complete as of the date set forth below, and if there should be any material change in such information prior to the acceptance of this subscription for the Units, he, she or it will immediately provide such information to the Company.

     (i) The Purchaser confirms that the Purchaser has received no general solicitation or general advertisement and has attended no seminar or meeting (whose attendees have been invited by any general solicitation or general advertisement) and has received no advertisement in any newspaper, magazine, or similar media, broadcast on television or radio regarding the offering of the Units.

     (j) If a natural person, the Purchaser is at least 21 years of age.

     (k) The Purchaser resides at the address indicated below.

7.   Restricted Securities.

     The Purchaser acknowledges that the Company has hereby disclosed to the Purchaser in writing:

     (a) The Units, the Shares (including the shares issuable upon exercise of the Warrants) and the Warrants have not been registered under the Securities Act, or the securities laws of any state of the United States, and such Units, Shares and Warrants must be held indefinitely unless their transfer is subsequently registered under the Securities Act, or such Units, Shares and Warrants are sold pursuant to Regulation S under the Securities Act or pursuant to an exemption from registration under the Securities Act; and

     (b) The Company will make a notation in its records of the above-described restrictions on transfer and of the legend described below.

     The Purchaser acknowledges that the Company has hereby disclosed to the Purchaser in writing that any resale of the Shares and the common shares underlying the Warrants will be subject to resale restrictions contained in the securities legislation applicable to each Purchaser or to the proposed transferee, and since the Company is not a reporting issuer in any province or territory of Canada, any applicable hold periods under the laws of such other jurisdictions may never expire and as such, the Shares and the common shares underlying the Warrants may be subject to restrictions on resale for an indefinite period of time.

8.   Registration Rights Agreement

     As a condition to purchasing the Units, the Purchaser and the Company hereby agree to execute a Registration Rights Agreement, in the form attached hereto as Exhibit C.

9.   Market Stand-off

     The Purchaser hereby agrees that he, she or it shall not, to the extent requested by the managing underwriter of an underwritten public offering in which the Company's Securities (as defined below) are sold, directly or indirectly, offer, sell, pledge, contract to sell, transfer the economic risk of ownership in, make any short sale, grant any option to purchase or otherwise dispose of any voting common stock or non-voting common stock of the Company (collectively, "Stock") or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Securities, including, without limitation, shares of voting common stock and non-voting common stock which may be deemed to be beneficially owned by each Purchaser in accordance with the rules and regulations of the SEC and shares of voting common stock and non-voting common stock which may be issued upon exercise of a stock option or warrant, or enter into any Hedging Transaction (as defined below) relating to Securities (each of the foregoing referred to as a "Disposition") for a period of 180 days after the effective date of the registration statement relating to such underwritten public offering (the "Lock-Up Period") unless the managing underwriter otherwise agrees; provided, however, such restrictions shall apply only if all of the Company's officers and directors and holders of five percent (5%) or more of the Company's Securities (collectively, "Other Restricted Sellers") enter into similar agreements; provided, further, however, that the Purchaser shall be permitted to participate on a pro rata basis in any early release from the Lock-Up Period of any Other Restricted Seller by the managing underwriter. The foregoing restriction is expressly intended to preclude the Purchaser from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the Securities would be disposed of by someone other than the Purchaser. "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities. For purposes of this Section 8, "Securities" shall means equity securities of the Company that are, or that are convertible directly or indirectly into, voting common stock or non-voting common stock.

     The Purchaser hereby agrees to execute and deliver in a timely manner an agreement in customary form proposed by such managing underwriter confirming the foregoing covenants.

     In order to enforce the foregoing covenants, the Company may impose stop transfer instructions with respect to the Stock of the Purchaser (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

10.  Legend.

     The Purchaser agrees that all of the certificates representing the Shares and the Warrants shall have endorsed thereon a legend in substantially the following form:

     THESE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT,
     (III) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION

     UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, OR (IV) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION, IN EACH CASE AFTER PROVIDING EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE 1933 ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

11.  Further Limitations on Disposition.

     Without in any way limiting its representations set forth above, the Purchaser further agrees that it shall in no event make any disposition of all or any portion of the Units, the Shares (including the shares issuable upon exercise of the Warrants) or the Warrants unless:

     (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

     (b) (i) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition; (ii) the Purchaser shall have furnished the Company with an opinion of his or her counsel to the effect that such disposition will not require registration under the Securities Act; and (iii) such opinion shall be in form and substance reasonably acceptable to counsel for the Company and the Company shall have advised the Purchaser of such acceptance.

12.  Offering Limited to Qualified Investors.

     The Purchaser has executed and delivered to the Company herewith the certifications set forth on Schedule B hereto if the prospective subscriber is an individual and:

     (a) Has executed and delivered to the Company herewith the certifications set forth on Schedule A hereto;

                                     - or -

     (b) Hereby represents and warrants to the Company as follows:

          (i) The Purchaser is not a "U.S. Person," as such term is defined by Rule 902 of Regulation S under the Securities Act (the definition of which includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States);

          (ii) The Purchaser was outside the United States at the time of execution and delivery of this Subscription Agreement;

          (iii) No offers to sell the Units were made by any person to the Purchaser while the Purchaser was in the United States;

          (iv) The Units are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

          (v) The Purchaser agrees not to engage in hedging transactions with regard to the Units prior to the expiration of the one (1) year distribution compliance period set forth in Rule 903(b)(3) of Regulation S under the Securities Act; and

          (vi) The Purchaser acknowledges and agrees with the Company that the Company shall refuse to register any transfer of the Units not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.

13.  Understandings.

     The Purchaser understands, acknowledges and agrees with the Company as follows:

     (a) The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the undersigned, that, except as required by law and except to the extent any of the Disclosure Documents contain any misrepresentation of a material fact or omit to state a fact necessary in order to make the statements made therein not misleading, the undersigned is not entitled to cancel, terminate or revoke this Subscription Agreement or any agreements of the undersigned hereunder and that this Subscription Agreement and such other agreements shall survive the death or disability of the undersigned and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the undersigned is more than one person, the obligations of the undersigned hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

     (b) No Federal or state agency has made any finding or determination as to the accuracy or adequacy of the Disclosure Documents or as to the fairness of the terms of this offering for investment nor any recommendation or endorsement of the Units.

     (c) The representations, warranties and agreements of the undersigned contained herein and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the date of the sale of the Units as if made on and as of such date and shall survive the execution and delivery of this Subscription Agreement and the purchase of the Units.

     (d) THE UNITS, THE SHARES (INCLUDING THE SHARES ISSUABLE UPON EXERCISE OF THE WARRANTS) AND THE WARRANTS THAT ARE ISSUED MAY NOT BE TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE PURCHASERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

14.  Miscellaneous.

     (a) On or after the date of this Subscription Agreement, each of the parties shall, at the request of the other, furnish, execute and deliver such documents and instruments and take such other action as the requesting party shall reasonably require as necessary or desirable to carry out the transactions contemplated herein.

     (b) This Subscription Agreement and the Units issued hereunder, including all matters of construction, validity and performance, shall be governed by and construed and enforced in accordance with the laws of the State of Washington, as applied to contracts made, executed and to be fully performed in such state by citizens of such state, without regard to its conflict of law rules. The parties hereto agree that the exclusive jurisdiction and venue for any action brought between the parties under this Subscription Agreement or the Units shall be the state and federal courts sitting in King County, Washington, and each of the parties hereby agrees and submits itself to the exclusive jurisdiction and venue of such courts for such purpose.

     (c) This Subscription Agreement comprises the entire agreement between the parties. It may be changed only by further written agreement, signed by both parties. It supersedes and merges within it all prior agreements or understandings between the parties, whether written or oral. In interpreting or construing this Subscription Agreement, the fact that one or the other of the parties may have drafted this Subscription Agreement or any provision shall not be given any weight or relevance.


                             [SIGNATURE PAGE BELOW]

                     [SUBSCRIPTION AGREEMENT SIGNATURE PAGE]


Date: ---------------------, 2001.



--------------------------                  $-------------------------------
Number of Units purchased                   Aggregate Purchase Price




--------------------------                  --------------------------------
Signature                                   Name - Typed or Printed

                                            --------------------------------
                                            Title (if applicable)

--------------------------------------------------------------------------------
Address


--------------------------                  --------------------------------
Telephone Number                            Taxpayer Number, if any

Manner in Which Title is to be Held. State precisely the name or names in which the Shares are to be registered and whether the Shares or the Warrants are to be held as joint tenants with right of survivorship, as tenants in common, individually or otherwise:


                  ---------------------------------------------

                  ---------------------------------------------


                                   ACCEPTANCE

     The foregoing Subscription Agreement and the consideration reflected therein are hereby accepted.


     DATE: --------------------, 2001.




                                     ASPI EUROPE, INC., a Delaware corporation


                                     By  ---------------------------------------

                                     Its ---------------------------------------

                                   SCHEDULE A

                 ONLY U.S. PURCHASERS NEED TO COMPLETE AND SIGN


          (Capitalized terms not specifically defined herein shall have the meaning ascribed to them in the
           Subscription Agreement to which this Schedule is attached.)


In connection with the execution of the Subscription Agreement attached hereto, the undersigned (the "Purchaser") covenants, represents and warrants to the Company that the Purchaser satisfies one or more of the categories indicated below (please place an "X" on the appropriate lines):

--  Category 1.     A bank, as defined in Section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity; or

--  Category 2.     A  savings  and loan  association  or other  institution  as defined in Section 3(a) (5) (A) of the Securities Act, whether acting in its individual or fiduciary capacity; or

--  Category 3.     A broker or dealer registered  pursuant to Section 15 of the
                    Securities Exchange Act of 1934; or

--  Category 4.     An  insurance  company as  defined  in Section  2(13) of the
                    Securities Act; or

--  Category 5.     An  investment   company  registered  under  the  Investment
                    Company Act of 1940; or

--  Category 6.     A business  development  company as defined in Section  2(a)
                    (48) of the Investment Company Act of 1940; or

--  Category 7.     A small  business  investment  company  licensed by the U.S.
                    Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

--  Category 8.     A plan  established and maintained by a state, its political subdivision or any agency or  instrumentality  of a state or
                    its   political   subdivisions,   for  the  benefit  of  its
                    employees, with assets in excess of $5,000,000; or

--  Category 9.     An employee  benefit plan within the meaning of the Employee
                    Retirement   Income  Security  Act  of  1974  in  which  the
                    investment decision is made by a plan fiduciary,  as defined in  Section  3(21)  of such  Act,  which  is  either a bank,
                    savings   and  loan   association,   insurance   company  or
                    registered  investment  advisor, or an employee benefit plan
                    with  total  assets  in  excess  of  $5,000,000   or,  if  a
                    self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

--  Category 10.    A private business development company as defined in Section
                    202(a) (22) or the Investment Advisers Act of 1940; or

--  Category 11.    An  organization  described  in  Section  501(c)(3)  of  the
                    Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Interest, with total assets in excess of $5,000,000; or

--  Category 12.    A director or executive officer of the Company; or

--  Category 13.    A natural person whose  individual  net worth,  or joint net worth with that person's spouse, at the time of this purchase exceeds $1,000,000; or

--  Category 14.    A natural  person who had an individual  income in excess of
                    $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

--  Category 15.    A trust,  with  total  assets in excess of  $5,000,000,  not formed for the specific purpose of acquiring the Interest, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

--  Category 16.    An entity in which all of the equity  owners are  accredited investors.



                              Dated this --- day of ---------------------, 2001.



                              -----------------------------------------
                              (Name of the Purchaser - please print)


                              By: -------------------------------------
                              (Authorized Signature)

                              -----------------------------------------
                              (Official Capacity or Title -
                              please print)

                              -----------------------------------------
                              (Please print name of individual
                              whose signature appears above if
                              different than the name of the
                              Purchaser printed above)

                                   SCHEDULE B

          ONLY INDIVIDUALS WHO ARE PURCHASING NEED TO COMPLETE AND SIGN

This is the form required under section 135 of the Rules and, if applicable, by an order issued under section 76 of the Securities Act.

                                  FORM 20A (IP)
                                 Securities Act
                     Acknowledgment of Individual Purchaser

1.   I  have  agreed  to  purchase   from  ASPi  Europe  Inc.   (the   "Issuer")
     ______________ Units (the "Units") of the Issuer.

2. I am purchasing the Units as principal and, on closing of the agreement of purchase and sale, I will be the beneficial owner of the Units.

3. I [circle one] have/have not received an offering memorandum describing the Issuer and the Units.

4.   I acknowledge that:

     (a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units, AND

     (b)  there is no government or other insurance covering the Units, AND

     (c)  I may lose all of my investment, AND

     (d) there are restrictions on my ability to resell the Units and it is my responsibility to find out what those restrictions are and to comply with them before selling the Units, AND

     (e) I will not receive a prospectus that the British Columbia Securities Act, R.S.B.C. 1996, c. 418 (the "Act") would otherwise require be given to me because the Issuer has advised me that it is relying on a prospectus exemption, AND

     (f) because I am not purchasing the Units under a prospectus, I will not have the civil remedies that would otherwise be available to me, AND

     (g) the Issuer has advised me that it is using an exemption from the requirement to sell through a dealer registered under the Act, except purchases referred to in paragraph 5(g), and as a result I do not have the benefit of any protection that might have been available to me by having a dealer act on my behalf.

5.   I also acknowledge that: [circle one]

     (a) I am purchasing Units that have an aggregate acquisition cost of Cdn $97,000 or more, OR

     (b) my net worth, or my net worth jointly with my spouse at the date of the agreement of purchase and sale of the Units, is not less than Cdn $400,000, OR

     (c) my annual net income before tax is not less than Cdn $75,000, or my annual net income before tax jointly with my spouse is not less than Cdn $125,000, in each of the two most recent calendar years, and I reasonably expect to have annual net income before tax of not less than Cdn $75,000 or annual net income before tax jointly with my spouse of not less than Cdn $125,000 in the current calendar year, OR

     (d)  I am registered under the Act, OR

     (e) I am a spouse, parent, brother, sister or child of a senior officer or director of the Issuer, or of an affiliate of the Issuer, OR

     (f) I am a close personal friend of a senior officer or director of the Issuer, or of an affiliate of the Issuer, OR

     (g) I am purchasing Units under section 128(c) (Cdn $25,000 - registrant required) of the Rules, and I have spoken to a person [Name of registered person: (the "Registered Person")] who has advised me that the Registered Person is registered to trade or advise in the Units and that the purchase of the Units is a suitable investment for me.

6. If I am an individual referred to in paragraph 5(b), 5(c), or 5(d), I acknowledge that, on the basis of information about the Units furnished by the Issuer, I am able to evaluate the risks and merits of the Units because: [circle one]

     (h)  of my financial, business or investment experience, OR

     (i) I have received advice from a person [Name of adviser: ----------- (the "Adviser")] who has advised me that the Adviser is:

          (i) registered to advise, or exempted from the requirement to be registered to advise, in respect of the Securities, and

          (ii) not an insider of, or in a special relationship with, the Issuer.

The statements made in this report are true.

DATED ---------------------, 2001


                                            ------------------------------------
                                            Signature of Purchaser

                                            ------------------------------------
                                            Name of Purchaser

                                            ------------------------------------
                                            Address of Purchaser

                                    EXHIBIT A

                                    EXHIBIT B

                                    EXHIBIT C